PRICING SUPPLEMENT NO. 106                                      Rule 424 (b)(3)
DATED: June 2, 1998                                          File No. 333-43565
(To Prospectus dated Janaury 21, 1998
and Prospectus Supplement dated January 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:  $25,000,000  Floating Rate Notes [x] Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]    Certificated Notes [_]
June 4, 1998


Maturity Date:                  CUSIP#: 073928 CS 0
June 4, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                         Optional             Optional
                      Redemption         Repayment            Repayment
Redeemable On         Price(s)           Date(s)              Price(s)
-------------         ----------         ----------           ----------

N/A                   N/A                N/A                  N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]           Commercial Paper Rate        Minimum Interest Rate: N/A

[_]           Federal Funds Rate           Interest Reset Date(s): *

[_]           Treasury Rate                Interest Reset Period: Three Months

[_]           LIBOR Reuters                Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate                   Interest Payment Period: Quarterly

[_]           CMT Rate


Initial Interest Rate: 5.62750%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%
------------------------

*        On the 4th of each September, December and March.

**       On the 4th of each September, December, March and June.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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